UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

19500 SW 90th Court, Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-692-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 8.01 Other Events.

(a) On June 8, 2007, microHelix, Inc. ("microHelix") was informed that negotiations by its secured lenders to sell its assets and/or the assets of its wholly-owned subsidiary, Moore Electronics, Inc. ("Moore"), have terminated. The secured lenders have informed microHelix officers of their desire to have microHelix and Moore to use their best efforts to work with current customers to satisfy backlog orders under financial terms that do not deplete assets available to the secured lenders. This final “customer workout” is expected to take no longer than approximately six weeks and is part of an orderly liquidation of microHelix and Moore that is being directed by the secured lenders.

microHelix does not believe that there will be sufficient assets in a liquidation to fully repay its obligations to the secured creditors, and therefore there will be no assets available for repayment of its unsecured creditors, including its vendors and suppliers, or for any distributions to shareholders.

(b) On June 11, 2007, microHelix will file a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934. microHelix does not intend to file any future reports with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc. (Registrant)

Date: June 11, 2007	/s/ Steve Ashton
Steve Ashton PhD President and Chief Executive Officer